     As filed with the Securities and Exchange Commission on April 25, 2002
                                                       Registration No. [      ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933

                               ------------------
                               DAIMLERCHRYSLER AG
             (Exact Name of Registrant as Specified in Its Charter)

     FEDERAL REPUBLIC OF GERMANY                               98-0190736
    (State or Other Jurisdiction                             (IRS Employer
    of Incorporation or Organization)                      Identification No.)

                               ------------------
                                EPPLESTRASSE 225
                                 70567 STUTTGART
                                     GERMANY
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                               ------------------
                             MERCEDES-BENZ USA, LLC
                        EMPLOYEE RETIREMENT SAVINGS PLAN

                            (Full Title of the Plan)

                               ------------------
                          Timothy P. Dykstra, President
                DaimlerChrysler North America Holding Corporation
                               1000 Chrysler Drive
                      Auburn Hills, Michigan 48326-2766 USA
                            Telephone (248) 512-6130
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)
                               ------------------

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                Proposed Maximum        Proposed Maximum
 Title of Securities to     Amount to be       Offering Price Per       Aggregate Offering     Amount of Registration
     be Registered         Registered (1)           Unit (2)                 Price (2)                 Fee (2)
------------------------- ----------------- ------------------------- ------------------------ -----------------------
Ordinary Shares           25,000            $45.63                    $1,140,750.00            $104.95
(no par value)
======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The price is based on the average of the high and low prices of Ordinary Shares on the New York Stock Exchange on April 22, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


-----------------------
* Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"), documents containing the information specified in Part I of Form S-8 will be sent or given to each person resident in the United States who participates in the Plan. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

This Registration Statement on Form S-8 hereby incorporates by reference the following documents filed with or furnished to the Securities and Exchange Commission (the "Commission") by DaimlerChrysler AG (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"):

           (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 2001, as filed with the Commission on February 20, 2002.

           (b) The Registrant's Report on Form 6-K for the month of April 2002, furnished to the Commission on April 25, 2002.

           (c) The description of DaimlerChrysler Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A/A No.1 (Registration No. 001-14561), filed with the Commission on November 4, 1998, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act and, to the extent, if any, designated therein, certain reports on Form 6-K furnished by the Registrant to the Commission subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment of this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under German law, the Registrant may indemnify its officers (LTD. ANGESTELLTE), and, under certain circumstances, German labor law requires a stock corporation to do so. As a general matter, a German stock corporation may only indemnify members of its Board of Management or its Supervisory Board in limited circumstances. The Registrant has agreed to indemnify members of its Board of Management and its Supervisory Board to the extent permitted by applicable law. A German stock corporation may purchase directors and officers insurance. The Registrant maintains liability insurance for members of its Supervisory Board and members of its Board of Management and certain other officers of the Registrant, including insurance against liabilities under the 1933 Act and the 1934 Act.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.


ITEM 8.    EXHIBITS.

         4.1 Memorandum and Articles of Association (SATZUNG) of the Registrant as amended, incorporated by reference from Exhibit
                  1.1 to the Registrant's Annual Report on Form 20-F for the year ending December 31, 2000, filed on February 26, 2001.

         23.1 Consent of KPMG Deutsche Treuhand-Gesellschaft AG relating to the consolidated financial statements and financial statement schedule of DaimlerChrysler AG.

         23.2 Consent of Deloitte & Touche LLP relating to the consolidated financial statements of DaimlerChrysler Corporation.

         24       Power of Attorney (included on signature page).

         Mercedes-Benz USA, LLC undertakes that it has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner, and has made or will make all changes required by the Internal Revenue Service to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.


ITEM 9.    UNDERTAKINGS.

      The Registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 and each filing of the plans' annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuttgart, Federal Republic of Germany, on this 25th day of April, 2002.

                                     DAIMLERCHRYSLER AG


                            By:       /s/ Juergen E. Schrempp
                                   ----------------------------------------
                                     Juergen E. Schrempp
                                     Chairman of the Board of Management


                            By:       /s/ Manfred Gentz
                                 ------------------------------------------
                                     Dr. Manfred Gentz
                                     Member of the Board of Management
                                     Finance and Controlling

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes any two of the following persons acting jointly: Robert Koethner, Silvia Nierbauer, and Thomas E. Gunton, each as such person's true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of April, 2002.

                       Signature                                           Title
                       ---------                                           -----
         /s/      Juergen E. Schrempp                         Chairman of the Board of Management
-------------------------------------------------             (Chief Executive Officer)
                  Juergen E. Schrempp


         /s/      Manfred Bischoff                            Member of the Board of Management
-------------------------------------------------
                  Dr. Manfred Bischoff


         /s/      Eckhard Cordes                              Member of the Board of Management
-------------------------------------------------
                  Dr. Eckhard Cordes


         /s/      Guenther Fleig                              Member of the Board of Management
-------------------------------------------------
                  Guenther Fleig


         /s/      Manfred Gentz                               Member of the Board of Management
-------------------------------------------------             (Chief Financial Officer)
                  Dr. Manfred Gentz


         /s/      Juergen Hubbert                             Member of the Board of Management
-------------------------------------------------
                  Prof. Juergen Hubbert


         /s/      Klaus Mangold                               Member of the Board of Management
-------------------------------------------------
                  Dr. Klaus Mangold

                                      II-6

         /s/      Thomas W. Sidlik                            Member of the Board of Management
-------------------------------------------------
                  Thomas W. Sidlik


         /s/      Gary C. Valade                              Member of the Board of Management
-------------------------------------------------
                  Gary C. Valade


         /s/      Klaus-Dieter Voehringer                     Member of the Board of Management
-------------------------------------------------
                  Prof. Klaus-Dieter Voehringer


         /s/      Dieter Zetsche                              Member of the Board of Management
-------------------------------------------------
                  Dr. Dieter Zetsche


         /s/      Wolfgang Bernhard                           Deputy Member of the Board of Management
-------------------------------------------------
                  Dr. Wolfgang Bernhard


         /s/      Ruediger Grube                              Deputy Member of the Board of Management
-------------------------------------------------
                  Dr. Ruediger Grube


         /s/      Robert Koethner                             Chief Accounting Officer
-------------------------------------------------
                  Robert Koethner

DAIMLERCHRYSLER NORTH AMERICA                                 Authorized Representative in the United States
HOLDING CORPORATION

         /s/      Timothy P. Dykstra
--------------------------------------------------------
                  Timothy P. Dykstra
                  President, Chief Executive Officer and
                  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on this 25th day of April, 2002.


                          MERCEDES-BENZ USA, LLC EMPLOYEE
                          RETIREMENT SAVINGS PLAN


                          By:  /s/ Tracey L. Matura
                              --------------------------------------------------
                                   Tracey L. Matura, Vice President
                                   On Behalf of the MBUSA Savings Plan Committee

EXHIBIT INDEX

EXHIBIT
NO.               DESCRIPTION
-------           -----------

4.1 Memorandum and Articles of Association (SATZUNG) of the Registrant as amended, incorporated by reference from Exhibit
                  1.1 to the Registrant's Annual Report on Form 20-F for the year ending December 31, 2000, filed on February 26, 2001.

23.1 Consent of KPMG Deutsche Treuhand-Gesellschaft AG relating to the consolidated financial statements and financial statement schedule of DaimlerChrysler AG.

23.2 Consent of Deloitte & Touche LLP relating to the consolidated financial statements of DaimlerChrysler Corporation.

24                Power of Attorney (included on signature page).